EXHIBIT 99.1

FOR IMMEDIATE RELEASE

American Science and Engineering, Inc. Names Dr. Mark Thompson to

Board of Directors

BILLERICA, Mass. – November 8, 2005 – American Science and Engineering, Inc. (NASDAQ: ASEI) (AS&E®), a leader in X-ray detection technology, announced today the appointment of Dr. Mark Thompson to the Board of Directors. Currently, Dr. Thompson is President and CEO of Fairchild Semiconductor and a member of their Board of Directors.

“I am very pleased to have Mark Thompson join AS&E’s Board of Directors,” said Anthony Fabiano, President and CEO. “Mark brings a sharp business sense honed from nearly two decades of management and technology development in the high-tech world. Leading Fairchild Semiconductor as President and CEO, Mark is driving global business development and company financial performance, focusing on manufacturing efficiency and building product offerings and technology advancements. I look forward to his valuable insights as AS&E continues to grow as a world-class developer of X-ray inspection systems.”

Dr. Thompson joined Fairchild in November 2004 as Executive Vice President, Manufacturing and Technology Group. Prior to joining Fairchild, Dr. Thompson served as CEO of Big Bear Networks, which designs and manufactures highly integrated, opto-electronic interface solutions for next generation networks, where he still remains a member of the Board of Directors. Previously, Dr. Thompson served as Vice President and General Manager of Tyco Electronics Power Components Division and, prior to its acquisition by Tyco, as Vice President of Raychem Electronics OEM Group. Dr. Thompson holds a doctorate in Inorganic Chemistry from the University of North Carolina at Chapel Hill, and a bachelor’s degree in Chemistry from the State University of New York.

About AS&E®

American Science and Engineering, Inc. (AS&E) is the leading worldwide supplier of innovative X-ray inspection and screening systems.  With more than 45 years of experience in developing advanced X-ray security systems, the Company’s product line utilizes a variety of technologies, including patented Z® Backscatter™, Shaped Energy™ and Radioactive Threat Detection (RTD). These technologies offer superior detection of threats including plastic explosives, plastic weapons, illegal drugs, other contraband, dirty bombs and nuclear devices.  AS&E offers a complete range of X-ray inspection products including Z® Backscatter screening systems, CargoSearch™, and ParcelSearch™ inspection systems, used for critical detection and security applications to combat terrorism, drug and weapon smuggling, trade fraud, and illegal immigration. AS&E customers include leading governmental agencies, border authorities, military bases, airports and corporations worldwide, including the U.S. Department of Homeland Security, U.S. Department of Defense, U.S. Customs and Border Protection, Royal Thai Police, HM Customs & Excise (U.K.) and Hong Kong Customs. For more information on AS&E products and technologies, please visit www.as-e.com.

Contact:
Dana Harris	Laura Berman
Red Javelin Communications, Inc.	American Science and Engineering, Inc
978-440-8392	978-262-8713
dana@redjavelin.com	lberman@as-e.com

Safe Harbor Statement. The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions or delays in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; and the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth, and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.